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                                                                  Exhibit 23.01

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Quintiles Transnational Corp.:

As independent public accountants, we hereby consent to the incorporation of our report included in this Current Report on Form 8-K, into the Company's previously filed Registration Statement Nos. 33-91026 on Form S-8, 333-03603 on Form S-8, 333-16553 on Form S-8, 333-40493 on Form S-8, 333-60797 on Form S-8,
333-19009 on Form S-3, 333-28919 on Form S-3, 333-38181 on Form S-3, 333-40497
on Form S-3, 333-48403 on Form S-3, 333-65743 on Form S-3, 333-75183 on Form S-8
and 333-83051 on Form S-3 filed July 16, 1999.


/s/ ARTHUR ANDERSEN LLP



Raleigh, North Carolina
July 15, 1999